                               POWER OF ATTORNEY

     The undersigned,  as a Section 16 reporting person of ESS Tech, Inc. (the
"Company"), hereby constitutes and appoints Eric P. Dresselhuys as the undersigned's true and lawful attorney-in-fact to:

     1.   complete  and execute  Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact  shall in his discretion determine to be required or advisable pursuant to Section 16 of the
          Securities Exchange Act of 1934 (as amended) and the rules and
          regulations promulgated thereunder, or any successor laws   and
          regulations, as  a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

     2.   do all acts necessary in order to file such forms  with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

     The undersigned hereby ratifies and confirms all that said attorney-in-
fact and agents shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact,  in serving in such capacity at the request of the undersigned, are not assuming, nor  is  the Company assuming,  any of the  undersigned's responsibilities to comply with Section 16 ofthe Securities Exchange Act of 1934 (as amended).

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions  in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney  to be executed as of this 2th day of November, 2022.

                                          Signature: /s/ Anthony Rabb
                                                    -----------------------

                                          Print Name: Anthony Rabb